EXHIBIT 99.1

Repros Therapeutics Inc.(R) Announces Pricing of Public Offering of Common Stock

THE WOODLANDS, Texas, June 19, 2013 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc. (Nasdaq:RPRX) today announced the pricing of an underwritten public offering of 3,750,000 shares of its common stock at a public offering price of $19.00 per share, before underwriting discounts and other offering expenses. The gross proceeds from the sale of the shares, before underwriting discounts and other offering expenses, are expected to be $71.25 million. The offering is expected to close on June 25, 2013, subject to customary closing conditions. Repros Therapeutics has also granted the underwriters a 30-day option to purchase up to 562,500 additional shares of common stock. All of the shares in the offering are to be sold by Repros Therapeutics Inc.

In connection with this offering, BofA Merrill Lynch is acting as the sole book-running manager and Lazard Capital Markets LLC, Ladenburg Thalmann & Co. Inc. and Ascendiant Capital Markets, LLC are acting as co-managers.

The securities described above are being offered by Repros Therapeutics pursuant to a shelf registration statement filed by Repros Therapeutics with the Securities and Exchange Commission (SEC) and declared effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A preliminary prospectus supplement related to the offering was filed with the SEC on June 17, 2013 and a final prospectus supplement relating to the offering will be filed with the SEC and will be available, free of charge, on the SEC's website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from the offices of: BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.

About Repros Therapeutics Inc.

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Forward-Looking Statements

Statements contained in this press release about Repros Therapeutics that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release involve known and unknown risks and uncertainties that may cause Repros Therapeutics' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Important factors that may cause or contribute to such differences include whether or not Repros Therapeutics will consummate the offering at all or on the anticipated terms of the offering, fluctuations in Repros Therapeutics' stock price, the anticipated use of the proceeds of the offering, Repros Therapeutics' ability to satisfy customary closing conditions related to the proposed offering, and such other factors as are set forth in the risk factors detailed from time to time in the Repros Therapeutics' periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Repros Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2013 and the preliminary prospectus supplement Repros Therapeutics has filed with the SEC under the heading "Risk Factors." You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent Repros Therapeutics' views only as of today and should not be relied upon as representing Repros Therapeutics' views as of any subsequent date. Repros Therapeutics disclaims any obligation to update any forward-looking statements.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com